UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2007 (July 23, 2007)

Orbitz Worldwide, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0001394159	20-5337455
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer Identification
Incorporation)	File Number)	No.)

500 W. Madison Street,
Suite 1000
Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

(312) 894 5000

 (Registrant’s telephone number, including area code)

None

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Credit Agreement

On July 25, 2007, Orbtiz Worldwide, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”), effective July 25, 2007 (the “Closing Date”), with a syndicate of bank lenders (the “Lenders”), including UBS AG, Stamford Branch, as administrative agent, collateral agent and an L/C issuer, UBS Loan Finance LLC, as swing line lender, Credit Suisse Securities (USA) LLC, as syndication agent, and Lehman Brothers Inc., as documentation agent and other Lenders party thereto, for a $685 million senior secured credit facility, including (i) a term loan facility (the “Term Loan Facility”) in an initial aggregate amount of up to $600 million due July 25, 2014 (ii) a revolving credit facility (the “Dollar Revolving Credit Facility”) in an initial aggregate amount of up to $50 million due July 25, 2013 and (iii) an alternative currency revolving credit facility (the “Alternative Currency Revolving Credit Facility” and, together with the Dollar Revolving Credit Facility, the “Revolving Credit Facilities”) in an initial aggregate amount of $35 million due July 25, 2013.

On the Closing Date, the Company borrowed $600 million under the Term Loan Facility and used the net proceeds from the Company’s initial public offering (“Offering”) together with $530 million of the proceeds from the Term Loan Facility to repay indebtedness the Company owed to Travelport LLC, the parent of the Company and, immediately prior to the Offering, to pay a dividend to Travelport LLC. Travelport LLC used the proceeds and the dividend to repay approximately $1 billion of indebtedness outstanding under a credit agreement dated as of August 23, 2006, as amended and restated as of January 29, 2007, as further amended and restated as of May 23, 2007, among Travelport LLC as the borrower, Travelport Limited as Holdings, Waltonville Limited as Intermediate Parent, UBS AG, Stamford Branch as Administrative Agent and L/C Issuer, UBS Loan Finance LLC, as Swing Line Lender, the other lenders party thereto from time to time, and the other agents, bookrunners and arrangers party thereto (the “Travelport Credit Agreement”).  The Travelport Credit Agreement requires that Travelport LLC use the net proceeds from the sale of equity in the Company’s offering and the net proceeds from the Term Loan Facility to repay indebtedness, subject to certain exceptions.  The Company intends to use the proceeds of the Revolving Credit Facilities for working capital and other general corporate purposes, including the financing of Permitted Acquisitions (as defined under the Credit Agreement).

The Credit Agreement contains provisions for the issuance of letters of credit under the Revolving Credit Facilities.  The Credit Agreement also provides that the entire principal amount of the Alternative Currency Revolving Credit Facility may be borrowed by the Company in Dollars, Sterling or Euros.  At the request of the Company, but subject to obtaining commitments from the Lenders or new lenders and the other terms and conditions specified in the Credit Agreement, the Company may elect to increase the commitments under the Credit Agreement up to an aggregate amount not to exceed $150,000,000.

The Company’s obligations under the Credit Agreement are guaranteed on a senior secured basis by all of the Company’s direct and indirect domestic subsidiaries.

The Credit Agreement includes covenants that (a) require the Company to maintain a minimum interest coverage ratio and a maximum total leverage ratio, (b) place limitations on the Company’s subsidiaries’ ability to incur debt and (c) place limitations on the Company’s and the Company’s subsidiaries’ ability to grant liens, carry out mergers, consolidations and sales of all or substantially all of its assets.  The Credit Agreement contains customary events of default, including nonpayment, misrepresentation, breach of covenants and bankruptcy.

Certain of the lenders party to the Credit Agreement and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Separation Agreement

On July 25, 2007, the Company entered into a Separation Agreement with its parent, Travelport Limited, and certain of its affiliates (collectively “Travelport”), the material terms of which are described below.

Indemnification.  Under the Separation Agreement, the Company has agreed to indemnify Travelport and its officers, directors, employees and agents against losses (including, but not limited to, litigation matters and other claims) based on, arising out of or resulting from:

•                  any breach by the Company of the Separation Agreement or certain other agreements the Company has with Travelport;

•                  any other acts or omissions arising out of performance of the Separation Agreement and certain other agreements;

•                  any liability resulting from conversion of the Travelport equity and profit interests into instruments of similar value under the Company’s 2007 Equity and Incentive Plan;

•                  any breach of any covenant in Travelport’s debt instruments or agreements that results from any action the Company has  taken without the consent of Travelport;

•                  the ownership or the operation of the Company’s assets or properties, and the operation or conduct of the Company’s business at any time prior to or after the Company’s initial public offering (the “Offering”);

•                  any other activities the Company engages in;

•                  any guaranty, letter of credit, surety bond, other performance guarantee, keep well, net worth or financial condition maintenance agreement of or by Travelport provided to any parties with respect to any of the Company’s actual or contingent obligations; and

•                  other matters described in the Separation Agreement.

In addition, the Company has agreed to indemnify Travelport and its officers, directors, employees and agents against losses, including liabilities under the Securities Act of 1933, relating to misstatements in or omissions from the registration statement and any other registration statement that the Company files under the Securities Act, other than misstatements or omissions made in reliance on information relating to and furnished by Travelport for use in the preparation of that registration statement, against which Travelport has agreed to indemnify the Company.  Travelport has also agreed to indemnify the Company and its officers, directors, employees and agents against losses (including, but not limited to, litigation matters and other claims) based on, arising out of or resulting from:

•                  any breach by Travelport of the Separation Agreement or certain other agreements Travelport has with the Company;

•                  the ownership or the operation of Travelport’s assets or properties at any time prior to or after the Offering and the operation or conduct of Travelport’s business, in each case excluding the Company; and

•                  other matters described in the Separation Agreement.

Financial Information.  The Company has agreed that, for so long as Travelport beneficially owns at least 10% but less than 20% of the combined voting power of all of the Company’s outstanding common stock, the Company will provide Travelport with:

•                  copies of its public filings as soon as publicly available; and

•                  the right to inspect its properties, books and records and discuss its affairs with the Company’s officers and accountants.

The Company has agreed that, for so long as Travelport beneficially owns at least 20% of the combined voting power of all the Company’s outstanding voting securities, or is required to account for its investment in the Company on a consolidated basis or under the equity method of accounting, in addition to the items in the second bullet above, the Company will provide Travelport with the following information:

•                  copies of monthly, quarterly and annual financial information and other reports and documents the Company intends to file with the SEC prior to those filings;

•                  copies of the Company’s budgets and financial projections, as well as the opportunity to meet with management to discuss those budgets and projections;

•                  notice of changes in the Company’s accounting estimates, reserves or discretionary accounting principles, and in some cases refrain from making those changes without Travelport’s prior consent;

•                  information regarding the timing and content of earnings releases; and

•                  such materials and information as necessary to cooperate fully, and cause the Company’s accountants to cooperate fully with Travelport in connection with any of its public filings.

For so long as Travelport beneficially owns at least 50% of the combined voting power of all of the Company’s outstanding common stock, or is required to account for its investment in the Company on a consolidated basis, in addition to the items mentioned above, the Company will provide Travelport with:

•                  access to its books and records;

•                  a quarterly representation of its chief excutive officer, chief financial officer and chief accounting officer stating that there is and has been no failure on the part of the Company or its directors or officers to materially comply with the Sarbanes-Oxley Act of 2002;

•                  detailed quarterly and annual financial information; and

•                  copies of correspondence with the Company’s accountants.

Novation of Liabilities; Guarantees.  The Company and Travelport will seek to have the other removed as guarantor of or obligor for all obligations for which the Company and Travelport are liable and which do not constitute Travelport’s or the Company’s liabilities, respectively, by contacting and negotiating with beneficiaries thereunder.  If either party is unable to obtain such removal, the relevant beneficiary shall indemnify the guarantor or obligor for any related loss and shall continue to perform under such obligations.

Arrangement for Letters of Credit.  Following the Offering, approximately $65 million of letters of credit relating to Orbitz remain outstanding under Travelport’s credit facility.  Travelport has agreed to maintain these outstanding letters of credit for the Company under an arrangement the Company has with them, and to request the issuance of new letters of credit on the Company’s behalf upon the Company’s reasonable request, subject to the terms of the Credit Agreement, until the Company can obtain its own separate credit facility providing for letters of credit.  The Company will agree to use its commercially reasonable efforts to enter into a credit facility providing for letters of credit in an amount at least equal to the Company then-outstanding letters of credit issued under Travelport’s credit facility.

The Company has agreed to reimburse Travelport for any costs and expenses associated with maintaining or issuing such letters of credit on its behalf, including a one-time fee of fifty basis points multiplied by the principal amount of any letters of credit outstanding on the date of the Offering to be maintained by Travelport, and any letters of credit to be issued by Travelport thereafter.  The Company will also be required to pay to Travelport the outstanding principal amount, interest and certain other fees if any letters of credit are drawn upon.

Compliance Covenant.  The Separation Agreement provides that the Company will not take any action set forth in its certificate of incorporation as requiring the consent of Travelport without first obtaining such consent.

Registration Rights.  The Separation Agreement provides that Travelport can demand that the Company register the resale of shares of its common stock owned by Travelport after the Offering, so called “demand” registration rights.  In addition, Travelport has “piggyback” registration rights, which means that Travelport may include its shares in any future registrations of the Company’s common equity securities, whether or not that registration relates to a primary offering by the Company or a secondary offering by or on behalf of any of the Company’s stockholders.  These registration rights are transferable by Travelport.  The Company has agreed to pay all costs and expenses in connection with each such registration, except underwriting discounts and commissions applicable to the shares of common stock sold by Travelport.  The Separation Agreement contains customary terms and provisions with respect to, among other things, registration procedures and rights to indemnification in connection with the registration of the common stock on behalf of Travelport.

Non-Solicitation and Non-Hire of Employees.  The Company has agreed with Travelport that for a period of two years following the completion of the Offering, neither the Company nor Travelport will solicit or hire for employment each other’s employees with total annual base salary plus bonus of $150,000 (or its equivalent in non-U.S. currencies) or more, without the consent of the other party.  Further, solicitation of employees among certain subsidiaries is prohibited regardless of their annual salary.

Litigation.  The Separation Agreement also provides for cooperation between the Company and Travelport in connection with litigation, claims and proceedings that involve both the Company and Travelport, other than matters governed by the Tax Sharing Agreement (described below).

Dispute Resolution.  The Separation Agreement contains provisions that govern the resolution of disputes, controversies or claims that may arise between the Company and Travelport.  The Separation Agreement generally provides that the parties will attempt in good faith to negotiate a resolution of disputes arising in connection with the Separation Agreement without resorting to arbitration.  If these efforts are not successful, the dispute will be submitted to binding arbitration in accordance with the terms of the Separation Agreement, which provides for the selection of a three-arbitrator panel and the conduct of the arbitration hearing, including limitations on the discovery rights of the parties.  Except in certain very limited situations such as procedural irregularities or absence of due process, arbitral awards are generally final and non-appealable, even if they contain mistakes of law.

Further Actions and Assurances. The Company and Travelport have agreed that on and after the date of the Separation Agreement, they will use commercially reasonable efforts to effect the Offering and the reorganization.  The parties have also agreed to take such further action as may be necessary with respect to other intercompany agreements in order for such agreements to be consistent with, and to provide for, the implementation of the reorganization.

Equity Purchase Rights.  The Company has agreed that, so long as Travelport beneficially owns at least 50% of the combined voting power of all our outstanding voting securities, Travelport may purchase its pro rata share, based on its then current percentage equity interest in the Company, of any voting equity security issued by the Company, excluding any securities offered in connection with the Offering and under employee stock options or other benefit plans, dividend reinvestment plans and certain other offerings other than for cash.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement which is filed as Exhibit 10.2 hereto and which is incorporated herein by reference.

Transition Services Agreement

On July 25, 2007, the Company entered into a Transition Services Agreement with Travelport for the provision or receipt of certain insurance, human resources and employee benefits, payroll, tax, communications, information technology and other existing shared services.  The term for the provision of each service will generally expire on March 31, 2008, with exceptions provided in the Transition Services Agreement.  The cost for the provision of each transition service will approximate the human resource cost (wages and benefits) of the provider based on time expended by the employees of the service provider.

The services to be provided under the Transition Services Agreement may be terminated at any time by mutual agreement of the parties, or may be extended by mutual agreement of the parties for a mutually agreed period of time prior to 90 days before the scheduled termination of such services.  The parties have agreed that any additional costs imposed by a third party for the provision of a transition service or resulting from the separation will be allocated to the party receiving such transition service or terminating the receipt of such service.  Any services provided after March 31, 2008 may be charged at rates which may be higher than actual costs.

Below is a summary of the services to be provided to the Company by Travelport under the Transition Services Agreement.

•                  Human resource services and employee benefits. Prior to the Offering, Travelport provided the Company with human resources services, as well as the administration of Travelport’s compensation, retirement and benefits plans in which the Company participated, and will continue doing so under the Transition Services Agreement.

•                  Payroll services, including tax filings and the distribution of W-2s to the Company’s employees for the 2007 tax year.

•                  Financial management systems and related software support.

•                  Treasury and cash management services.

•                  Tax support.  Prior to the Offering, Travelport provided the Company with corporate tax support services. Travelport will provide corporate tax preparation services to the Company to complete its 2007 corporate tax return and will provide tax planning and other tax related services to the Company under the Transition Services Agreement until such time as Orbitz Worldwide is no longer a restricted subsidiary under Travelport’s indenture.

•                  Technical accounting services.

•                  Communications services.  Prior to the Offering, the Company received communications services through arrangements that Travelport had with third party providers and will continue doing so under the Transition Services Agreement until such time as the Company enters into a standalone agreement with such third party providers.

•                  Information technology and support services.

•                  Insurance. The Company will purchase its own insurance policies going forward. However, Travelport will provide the Company with consulting services in connection with the administration and monitoring of the Company’s own insurance policies and program.

•                  Corporate legal support, including employment law, transactional, compliance and intellectual property advice, as well as corporate secretarial services.

•                  Collocation and data center facilities.

Below is a summary of the services to be provided by the Company to Travelport and its business units under the Transition Services Agreement.

•                  Accounts payable.  The Company will continue to process Travelport’s invoices for goods and services, and provide Travelport’s employees with an automated expense routing service for reimbursement of employee expenses.

•                  IT hosting services.

•                  Data warehousing and data storage services.

•                  SOX services.  The Company will provide compliance testing and deficiency remediation services to enable all of the Travelport businesses to comply with Sarbanes Oxley requirements and Payment Card Industry requirements (PCI).

•                  Public and regulatory affairs services, including governmental affairs.

The foregoing description of the Transition Services Agreement is qualified in its entirety by reference to the full text of the Transition Services Agreement which is filed as Exhibit 10.3 hereto and which is incorporated herein by reference.

Tax Sharing Agreement

On July 25, 2007, the Company and Travelport entered into a Tax Sharing Agreement, which generally provides for the preparation and filing of tax returns, the payment of taxes, the allocation of tax liabilities between the Company and Travelport, the receipt of tax refunds and tax-related payments, and the conduct of tax audits and similar tax controversies.

The Company and Travelport, along with the Company’s U.S. subsidiaries, were previously members of a consolidated group for U.S. federal income tax purposes of which the Company was the common parent, which is referred to herein as the Continuing Affiliated Group.  On or about February 8, 2007, Travelport and its U.S. subsidiaries ceased to be members of the Continuing Affiliated Group and became members of a new consolidated group of which Travelport is the common parent.

Under the Tax Sharing Agreement, the Company has agreed to indemnify Travelport for all taxes that are attributable to the Company’s business or any breach by the Company of its obligations under the Tax Sharing Agreement.  Conversely, Travelport has agreed to indemnify the Company for all taxes that are attributable to Travelport’s business or any breach by Travelport of its obligations under the Tax Sharing Agreement.  Finally, the Company and Travelport have agreed to split (on a 29%/71% basis) all:

•                  taxes attributable to certain restructuring transactions undertaken in contemplation of the Offering;

•                  certain taxes imposed as a result of prior membership in a consolidated group, including the Continuing Affiliated Group and the consolidated group of which Cendant Corporation was the common parent;

•                  any tax-related liabilities under the agreement by which the Company was acquired from Cendant Corporation; and

•                  any other taxes (other than those described above) that are attributable to a taxable period (or portion of a taxable period) prior to the date hereof and do not relate to the Company’s business or Travelport’s business.

Under the Tax Sharing Agreement, the Company has the right to control all audits and similar controversies relating to its tax returns, other than issues within such audits or controversies regarding tax liabilities for which Travelport is required to indemnify the Company in full or which the Company splits with Travelport.  The Company also has the right to control any issues within audits and similar controversies relating to Travelport’s tax returns regarding tax liabilities for which the Company is required to indemnify Travelport in full.  If the Company does not control an issue within an audit or controversy that relates to the Company’s tax returns or a tax liability which the Compay and Travelport split, the Company has the right to participate and its consent is necessary for any settlement that would materially and adversely affect the Company.

The Tax Sharing Agreement further provides for cooperation between Travelport and the Company with respect to tax matters, the exchange of information and the retention of records which may affect the income tax liability of the parties to the agreement.

The foregoing description of the Tax Sharing Agreement is qualified in its entirety by reference to the full text of the Tax Sharing Agreement which is filed as Exhibit 10.4 hereto and which is incorporated herein by reference.

Master License Agreement

On July 23, 2007, the Company entered into a Master License Agreement with Travelport to document the Company and its affiliates’ rights to use certain of Travelport’s and its affiliates’ intellectual property on a going forward basis, and Travelport’s and its affiliates’ rights to use certain of the Company’s and its affiliates’ intellectual property on a going forward basis.

All licenses under the Master License Agreement have been granted on an “as is” basis, and generally include the right to create derivative works and other improvements of the licensed intellectual property.  Certain licenses include ongoing maintenance and/or support obligations from the Company to Travelport as specified below.  Neither the Company nor Travelport has agreed to make any intellectual property representations and warranties or agreed to any indemnification obligations under the Master License Agreement.  Travelport will pay the Company a one-time fee of $150,000 in consideration for the licenses it receives under the Master License Agreement, and the Company will pay Travelport a one-time fee of $25,000 in consideration for the licenses the Company receives under the Master License Agreement.  In addition, Travelport will pay fees for certain related maintenance and support services that the Company will provide, as set forth in the Master License Agreement.

The Company has granted Travelport and certain of its affiliates the following licenses under the Master License Agreement:

•                  A perpetual license to use certain portions of ebookers’ booking, search and dynamic packaging technologies.

•                  A perpetual license to use certain aspects of the “look and feel” of Orbitz’s website in connection with proposed Travelport corporate travel products.

•                  A perpetual license to use “Travelport Classic,” one of the Company’s online booking tools for the corporate travel business.  The Company has also agreed to provide Travelport with support and maintenance services for Travelport Classic for at least two years.

•                  A perpetual license to resell a future corporate agency reseller product to corporations or other entities for corporate travel bookings, fulfillment and ancillary services, if and when the Company develops it as part of the global technology platform.  The Company has also agreed to provide Travelport with hosting, support and maintenance services for this future corporate agency reseller product on terms at least as good as those provided by the Company to any third parties for at least two years.  Travelport will also receive a license to any upgrades or enhancements to this product that the Company creates during the next five years.  Additionally, in certain circumstances, Travelport will receive the source code for the product to allow it to continue using the product as permitted by the license grant.  Such circumstances include the Company’s failure to provide agreed upon maintenance or support services for this product to Travelport under certain conditions, the Company’s bankruptcy, insolvency or similar circumstance or if Travelport terminates the agreement for cause.  The Company may terminate such agreement if Travelport does not cure a material breach, or if there are repeated instances of certain material breaches within a set period of time.

•                  A perpetual license to use the back end supplier connectivity functionality of the Company’s global technology platform (i.e., excluding product content and inventory) through application program interfaces, or APIs, and web services to provide direct connect services to third parties, when such platform functionality becomes available.  The Company has also agreed to provide Travelport with hosting, support and maintenance services for this back end functionality on terms at least as good as those provided by the Company to any third parties.  Travelport’s and its affiliates’ license to this product includes any upgrades or enhancements to this product that the Company creates during the next five years.  Additionally, in certain circumstances, Travelport will receive the source code for the product to allow it to continue using the product as permitted by the license grant.  Such circumstances include the Company’s failure to provide hosting, maintenance or support services for Travelport’s use of the APIs and web services under certain conditions, the Company’s bankruptcy, insolvency or similar circumstance or if Travelport terminates the agreement for cause.  The Company may terminate such agreement if Travelport does not cure a material breach, or if there are repeated instances of certain material breaches within a set period of time.

•                  A perpetual license to use certain portions of the Neat Group’s dynamic packaging technology.  The Company has agreed to provide support and maintenance services for this product for at least three years, upon Travelport’s request.

All of the above licenses are subject to a restriction that Travelport may not sublicense the Company’s intellectual property to a party that is not an affiliate of Travelport for a use that competes with the Company’s business (described in the Master License Agreement as distributing travel products over the Internet to individual consumers for personal use and to certain corporate end-users), unless Travelport incorporates or uses the Company’s intellectual property with Travelport products or services to enhance or improve Travelport products or services (but not to provide the Company’s intellectual property to third parties on a stand alone basis).  Further, Travelport’s licenses to a future corporate agency reseller product (if and when the Company develops it as part of its global technology platform) and the back end supplier connectivity functionality of the Company’s global technology platform will not permit Travelport to compete with the Company as a direct-to-consumer online travel agency (although Travelport may use either of those technologies as part of or in support of Travelport’s products or services that are offered to Travelport’s online travel agency clients).

Under the Master License Agreement, Travelport receives an exclusive, perpetual license to use the Company’s supplier link technology (including related patents), without restriction on how it may be used by Travelport, and under which the Company receives the right to continue using the supplier link technology to fulfill its existing supplier link arrangements or to direct connect to suppliers as permitted under the Company’s Subscriber Services Agreement (described below) with Travelport.  In addition, if the Company does not prosecute or maintain the supplier link related patents, Travelport has the right to have the patents assigned to one of its affiliates, except that the Company retains the right to continue operating its business under such patents.  The Company and Travelport have agreed to coordinate the response to any infringement or violation of the supplier link technology, and the Company may not take any action to allow infringement to continue or settle any infringement action related to the supplier link patents without Travelport’s consent.  The supplier link technology is used to facilitate the booking of tickets directly with airline suppliers.

Travelport has granted the Company the following licenses under the Master License Agreement:

•                  A license to use a corporate online booking product currently being developed by Travelport, subject generally to a use restriction that it may only be connected to a GDS owned or operated by Travelport or, with Travelport’s approval (which approval may not be unreasonably withheld), another GDS to which Travelport establishes a connection for use of the product.  This license will last for three years, during which time the Company will provide implementation and level 1 help desk services for Travelport’s, its affiliates’ and the Company’s customers who use the product.  Additionally, in certain circumstances, the Company will receive the source code for this product to continue using the product as permitted by the license grant.  Such circumstances include Travelport’s failure to provide support services for the product, Travelport’s bankruptcy, insolvency or similar circumstance or if the Company terminates the agreement for cause.  Travelport may terminate such agreement if the Company not cure a material breach, or if there are repeated instances of certain material breaches within a set period of time.

•                  A license to use the Travelport name in connection with the Company’s Travelport for Business product.

The foregoing description of the Master License Agreement is qualified in its entirety by reference to the full text of the Master License Agreement which is filed as Exhibit 10.5 hereto and which is incorporated herein by reference.

Master Supply and Services Agreement

Prior to the Offering, Donvand Limited (“GTA”) and OctopusTravel Group Limited (“OctopusTravel”) provided certain of the Company’s subsidiaries with hotel consulting services and access to certain of their hotels and destination services pursuant to franchise agreements. As franchisees, the Company received access to the hotel rooms and destination services at agreed rates, which the Company typically marked up. The Company also paid franchise fees to GTA or OctopusTravel. On July 23, 2007, Orbitz Worldwide, LLC entered into a Master Supply and Services Agreement with OctopusTravel and Donvand Limited. Beginning in January 1, 2008 (or earlier if GTA and the Company are no longer owned by Travelport), the Company will pay booking fees based on a percentage of the prices at which suppliers make the accommodations and destination services available for GTA and OctopusTravel for distribution. Such percentage shall be below GTA and OctopusTravel’s typical market rate initially and then increase every year until expiration of the initial term of the Master Services and Supply Agreement on December 31, 2010. After that date, the agreement will renew upon mutual agreement of the parties. Under the agreement, the Company is restricted from providing distribution of hotels and destination services to certain of GTA’s and OctopusTravel’s largest clients until December 31, 2010.

The foregoing description of the Master Supply and Services Agreement is qualified in its entirety by reference to the full text of the Master Supply and Services Agreement which is filed as Exhibit 10.6 hereto and which is incorporated herein by reference.

Subscriber Services Agreement

On July 23, 2007, the Company entered into a Subscriber Services Agreement with Travelport under which the Company will be obliged to use, and Travelport will be obliged to provide, GDS services from Galileo and, effective upon completion of the Worldspan acquisition, Worldspan, subject to certain exceptions described below.  This Subscriber Services Agreement replaces the Company’s existing agreements with Galileo and Worldspan; provided, however, that if the Worldspan acquisition is not completed, Orbitz will continue to operate under its existing Worldspan relationship, and the Company’s obligations in the Subscriber Services Agreement will not apply to Orbitz until expiration or other termination of Orbitz’s Worldspan agreement.  Under the Subscriber Services Agreement, Travelport agrees to provide content and GDS services of a Travelport GDS (Galileo or, if acquired, Worldspan).  Subject to the exceptions described below, the Company agrees to use a Travelport GDS exclusively for air and car segments for all of its current and future online travel agency sites in North America, and will use commercially reasonable efforts to use a Travelport GDS for hotel segments that it books through a GDS.  Travelport will pay the Company an inducement fee for each segment that it books through a Travelport GDS which the Company believes to be on market terms.  In certain cases, the Company will pay a content access fee to Travelport to book a segment on a specific airline.

In addition, the Company is obligated to provide annual segment volume guarantees for the North American websites.  If the Company fails to meet its annual obligation, it will have to pay a shortfall payment in certain cases, except where the Company has achieved at least 95% of its annual obligation or has put all eligible segments through a Travelport GDS but has still failed to meet the minimum.  In certain circumstances, shortfall payments will not apply if the Travelport GDSs lose existing Travelport GDS content.

The Company has agreed to use a Travelport GDS exclusively for segments booked through a GDS on European country websites where the Company currently use Galileo. If the Company fails to satisfy this obligation, it will have to pay a shortfall payment in certain cases, except where the Company has achieved at least 95% of its obligation. On European country websites where the Company does not currently use Galileo, it will use the Travelport GDSs exclusively under certain circumstances.

The Company’s obligations to use the Travelport GDSs are subject to exceptions:

•                  for the Company’s existing supplier link obligations;

•                  where the Travelport GDSs do not have material content, subject to the Company’s obligation to cooperate and assist in Travelport’s efforts to obtain a supplier’s content;

•                  where, with respect to a specific supplier, a material economic difference in the net compensation per segment to be received by the Company exists between a Travelport GDS and establishing a direct connection to a supplier; and

•                  for Orbitz’s existing Worldspan agreement, for so long as such agreement is in effect.

Where an exception applies, the Company may use the content of a direct connect alternative provided that the Travelport GDS will have the right of first refusal to provide the Company with GDS services on substantially similar terms and conditions as offered by the particular supplier for the direct connection.

For non-North American and non-European agencies, a Travelport GDS will be the exclusive provider of GDS services for all current and future online travel agencies, to the extent that Travelport can provide these services on terms and conditions commercially reasonable in that region. To the extent that the Company cannot agree with Travelport on commercially reasonable terms for a non-North American, non-European website and the Company desires to use a non-Travelport GDS, Travelport will have a right of first refusal to provide the Company with GDS services on substantially similar terms and conditions as those offered by the non-Travelport GDS.

Travelport has agreed to provide the GDS services on commercial terms and conditions not less favorable overall than the overall terms and conditions offered by Travelport to any other online travel agency delivering equivalent or lesser booking volumes.  In determining the relative favorability of the overall terms and conditions, Travelport may also consider geographic and business (corporate vs. leisure) mix.

The incentive payments that the Company receives from Travelport may decrease if the amount payable to Travelport by its suppliers decreases by 10% or more.  These amounts, and the corresponding reductions in the Company’s incentive payments, apply country by country.

This Subscriber Services Agreement expires on December 31, 2014. Effective upon the acquisition of Worldspan by Travelport, the Company and Travelport have agreed to dismiss all claims currently pending in the existing litigation between Orbitz and Worldspan and a $14 million dispute that the parties have mediated.  The Subscriber Services Agreement does not address claims that either party may assert in the future.

The foregoing description of the Subscriber Services Agreement is qualified in its entirety by reference to the full text of the Subscriber Services Agreement which is filed as Exhibit 10.7 hereto and which is incorporated herein by reference.

Software License Agreement

On July 23, 2007, the Company entered into a Software License Agreement with ITA Software, Inc.  Under this agreement, the Amended and Restated Software License Agreement, dated as of May 15, 2002, between Orbitz, LLC and ITA has been extended until December 31, 2007.  Under the new Software License Agreement, ITA will license to the Company its QPX software for searching air fares for use on the Company’s websites, certain white label travel sites operated by the Company and certain third party online marketing sites.

The Company will pay ITA a minimum annual fee to use ITA’s QPX software and an annual maintenance fee.  The Company will be entitled to create a threshold number of passenger name records (PNRs) per year resulting from QPX air search results, and the Company will pay ITA a per-PNR fee to create PNRs above this annual threshold amount.  The Company will also pay ITA per-query search fees for QPX queries above certain agreed look-to-book, or query-to-PNR, ratios.  In addition, the Company will pay ITA an annual license fee to display air search results generated by QPX on third party online marketing sites.  The Company will be able to send a threshold number of queries each year to QPX to display air search results generated by QPX on third party online marketing sites, and the Company will pay ITA a per-query fee for queries above this annual threshold amount.

Under the Software License Agreement, ITA is obligated to provide minimum service levels to the Company concerning the operation of QPX, and the Company is entitled to certain service level credits in the event ITA does not meet these service levels.  ITA will provide the Company with most favored customer status, with certain exceptions.

The Software License Agreement will be effective from January 1, 2008 through December 31, 2011, with the exception of certain terms related to the use of QPX for certain third party online marketing sites, which became effective July 23, 2007.

The foregoing description of the Software License Agreement is qualified in its entirety by reference to the full text of the Software License Agreement which is filed as Exhibit 10.8 hereto and which is incorporated herein by reference.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information included in Item 1.01 above regarding the Credit Agreement is incorporated by reference into this Item 2.03.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit No.	Description

10.1

Credit Agreement, dated as of July 25, 2007, among the Company, UBS AG, Stamford Branch, as administrative agent, collateral agent and an L/C issuer, UBS Loan Finance LLC, as swing line lender, each lender from time to time party hereto, Credit Suisse Securities (USA) LLC, as syndication agent, and Lehman Brothers Inc., as documentation agent.

10.2	Separation Agreement, dated as of July 25, 2007, by and between Travelport Limited and Orbitz Worldwide, Inc.

10.3	Transition Services Agreement, dated as of July 25, 2007, by and between Travelport Inc. and Orbitz Worldwide, Inc.

10.4	Tax Sharing Agreement, dated as of July 25, 2007, by and between Travelport Inc. and Orbitz Worldwide, Inc.

10.5

Master License Agreement, dated as of July 23, 2007, by and among Galileo International Technology, LLC, Galileo International, LLC, Orbitz, LLC, ebookers Limited, Donvand Limited, Travelport for Business, Inc., Orbitz Development, LLC and Neat Group Corporation.

10.6	Master Supply and Services Agreement, dated as of July 23, 2007, by and among Orbitz Worldwide, LLC, Octopus Travel Group Limited and Donvand Limited.

10.7	Subscriber Services Agreement, dated as of July 23, 2007, by and among Orbitz Worldwide, Inc., Galileo International, L.L.C. and Galileo Nederland B.V.

10.8	Software License Agreement, dated as of July 23, 2007, by and between Orbitz Worldwide, LLC and ITA Software, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.

	By:	/s/ James P. Shaughnessy
	Name:	James P. Shaughnessy
	Title:	General Counsel

Date: July 27, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement, dated as of July 25, 2007, among the Company, UBS AG, Stamford Branch, as administrative agent, collateral agent and an L/C issuer, UBS Loan Finance LLC, as swing line lender, each lender from time to time party hereto, Credit Suisse Securities (USA) LLC, as syndication agent, and Lehman Brothers Inc., as documentation agent.

10.2	Separation Agreement, dated as of July 25, 2007, by and between Travelport Limited and Orbitz Worldwide, Inc.

10.3	Transition Services Agreement, dated as of July 25, 2007, by and between Travelport Inc. and Orbitz Worldwide, Inc.

10.4	Tax Sharing Agreement, dated as of July 25, 2007, by and between Travelport Inc. and Orbitz Worldwide, Inc.

10.5

Master License Agreement, dated as of July 23, 2007, by and among Galileo International Technology, LLC, Galileo International, LLC, Orbitz, LLC, ebookers Limited, Donvand Limited, Travelport for Business, Inc., Orbitz Development, LLC and Neat Group Corporation.

10.6	Master Supply and Services Agreement, dated as of July 23, 2007, by and among Orbitz Worldwide, LLC, Octopus Travel Group Limited and Donvand Limited.

10.7	Subscriber Services Agreement, dated as of July 23, 2007, by and among Orbitz Worldwide, Inc., Galileo International, L.L.C. and Galileo Nederland B.V.

10.8	Software License Agreement, dated as of July 23, 2007, by and between Orbitz Worldwide, LLC and ITA Software, Inc.